Exhibit 99.1

PRESS RELEASE

Autoliv Declares Dividend and Holds Annual General Meeting

(Stockholm, Sweden, May 6, 2014) — The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), today declared a quarterly dividend of 54 cents per share for the third quarter 2014, an increase from the previous quarter.

The dividend will be payable on Thursday, September 4, 2014 to Autoliv shareholders on record on the close of business on Wednesday, August 20. The ex-date when the shares will trade without the right to the dividend will be Monday, August 18.

Annual Meeting of Stockholders

At the Company’s Annual General Meeting of Stockholders (AGM) in Chicago, IL, held today, May 6, sufficient votes were received to approve the following proposals:

•	The re-election of Mr. Jan Carlson and James M. Ringler as directors of the Board of for a regular three-year term ending at the 2017 AGM;

•	The non-binding, advisory resolution to approve the Company’s 2013 executive compensation for its named executive officers;

•	An amendment to the Company’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of directors; and

•	The ratification of the appointment of Ernst & Young AB as the Company’s independent auditing firm for the fiscal year ending December 31, 2014.

The declassification of the Board will be implemented in phases over a three-year period, beginning with the 2015 annual meeting of stockholders, at which time directors with terms expiring at that meeting will be elected to one-year terms. Directors will similarly be elected to one-year terms at the 2016 annual meeting of stockholders, and the Board will then be fully declassified (and all Board members standing for annual elections) at the 2017 annual meeting of stockholders.

Committees of the Board

At its meeting held May 6, 2014, the Board approved changes to the membership of its committees. Effective May 6, 2014, the committees of the Board will have the following memberships:

Audit Committee: Robert W. Alspaugh (Chairman), Franz-Josef Kortüm and James M. Ringler

Compensation Committee: James M. Ringler (Chairman), Franz-Josef Kortüm and George A. Lorch

Nominating and Corporate Governance Committee: George A. Lorch (Chairman), Xiaozhi Liu and Kazuhiko Sakamoto

Compliance Committee: Kazuhiko Sakamoto (Chairman), Robert W. Alspaugh and Xiaozhi Liu

Autoliv Inc. Vasagatan 11, 7th floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com

PRESS RELEASE

Inquiries:

Thomas Jönsson, Vice President Communications     Tel +46 (8) 58 72 06 27

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company's shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in global light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on and relationships with customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc. Vasagatan 11, 7th floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com